Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No.333-233336) of Tampa Electric Company and in the related Prospectus of our report dated February 14, 2022, with respect to the consolidated financial statements and financial statement schedule listed in the Index at Item 15(a) of Tampa Electric Company included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tampa, Florida

February 14, 2022